EMPLOYMENT AGREEMENT, dated May 10, 2001 by and between DCAP GROUP, INC., a Delaware corporation (the "Company"), and BARRY GOLDSTEIN (the "Employee").

                                    RECITALS

     WHEREAS, the Company and the Employee desire to enter into an employment agreement which will set forth the terms and conditions upon which the Employee shall be employed by the Company and upon which the Company shall compensate the Employee.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

1.   EMPLOYMENT; TERM

     1.1 The Company will employ the Employee in its business, and the Employee will work for the Company therein, as its President, Chairman of the Board of Directors and Chief Executive Officer for a term commencing as of April 1, 2001 (the "Effective Date") and terminating on the fourth anniversary of the Effective Date (the "Expiration Date"), subject to earlier termination for "cause" as hereinafter provided (the employment period, as earlier terminated, being referred to as the "Term").

     1.2 Upon the expiration of the Term or the termination of the Employee's employment with the Company for any reason whatsoever, he shall be deemed to have resigned all of his positions as an employee, officer and director of the Company and of each and every subsidiary thereof.

2.   DUTIES

     2.1 During the Term, the Employee shall serve as the Company's President, Chairman of the Board of Directors and Chief Executive Officer and shall perform duties of an executive character consisting of administrative and managerial responsibilities on behalf of the Company of the type and nature heretofore assigned to the Employee and such further duties of an executive character as shall, from time to time, be delegated or assigned to him by the Board of Directors of the Company consistent with the Employee's position.

3.   DEVOTION OF TIME

     3.1 During the Term, the Employee shall expend all of his working time for the Company; shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.

4.   COMPENSATION

     4.1 For all services to be rendered by the Employee during the Term, and in consideration of the Employee's representations and covenants set forth in this Agreement, the Employee shall be entitled to receive from the Company compensation as set forth in Paragraph 4.2.

     4.2 During the Term, the Employee shall be entitled to receive a salary at the rate of two hundred thousand dollars ($200,000) per annum. The Employee shall be entitled to such additional compensation as may be determined from time to time by the Board of Directors of the Company in its sole discretion. All amounts due hereunder shall be payable in accordance with the Company's standard payroll practices.

5.   REIMBURSEMENT OF EXPENSES

     5.1 The Company shall pay directly, or reimburse the Employee for, all reasonable and necessary expenses and disbursements incurred by the Employee for and on behalf of the Company in the performance of his duties during the Term.

     5.2 The Employee shall submit to the Company, not less than once in each calendar month, reports of such expenses and disbursements in form normally used by the Company and receipts with respect thereto and the Company's obligations under Paragraph 5.1 hereof shall be subject to compliance therewith.

6.   DISABILITY; INSURANCE

     6.1 If, during the Term, the Employee, in the opinion of a majority of all of the members of the Board of Directors of the Company (excluding the Employee), as confirmed by competent medical evidence, shall become physically or mentally incapacitated to perform his duties for the Company hereunder ("Disabled") for a continuous period, then for the first six (6) months of such period he shall receive his full salary. In no event, however, shall the Employee be entitled to receive any payments under this Paragraph 6.1 beyond the expiration or termination date of this Agreement. Effective with the date of his resumption of full employment, the Employee shall be re-entitled to receive his full salary. If such illness or other incapacity shall endure for a continuous period of at least nine (9) months or for at least two hundred fifty (250) business days during any eighteen (18) month period, the Company shall have the right, by written notice, to terminate the Employee's employment hereunder as of a date (not less than thirty (30) days after the date of the sending of such notice) to be specified in such notice. The Employee agrees to submit himself for appropriate medical examination to a physician of the Company's designation as necessary for purposes of this Paragraph 6.1.

     6.2 The obligations of the Company under this Paragraph 6 may be satisfied, in whole or in part, by payments to the Employee under disability insurance provided by the Company.

     6.3 Notwithstanding the foregoing, in the event, at the time of any apparent incapacity, the Company has in effect a disability policy with respect to the Employee, the Employee shall be considered Disabled for purposes of Paragraph 6.1 only if he is considered disabled for purposes of the policy.

     6.4 The Company agrees to obtain a disability insurance policy on behalf of the Employee (subject to the Employee's satisfying any requirements therefor) and maintain such policy in effect during the Term. In no event shall the Company be liable for premiums in excess of $6,500 per annum with respect thereto.

7.   RESTRICTIVE COVENANTS

     7.1 The services of the Employee are unique and extraordinary and essential to the business of the Company, especially since the Employee shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company's business. Therefore, the Employee agrees that, if the term of his employment hereunder shall expire or his employment shall at any time terminate for any reason whatsoever, with or without cause, the Employee will not at any time prior to the second annual anniversary of the Expiration Date (the "Restrictive Covenant Period"), without the prior written consent of the Company, directly or indirectly, anywhere within five (5) miles of the location of any office of the Company or any franchisee thereof at the date of expiration or termination, whether individually or as a principal, officer, employee, partner, shareholder, member, manager, director, agent of, or consultant or independent contractor to, any entity, (i) engage or participate in a business which, as of such expiration or termination date, is similar to or competitive with, directly or indirectly, that of the Company and shall not make any investments in any such similar or competitive entity, except that the foregoing shall not restrict the Employee from having an ownership interest in the insurance brokerage locations identified on Schedule 3.1 attached hereto or acquiring up to one percent (1%) of the outstanding voting stock of any entity whose securities are listed on a stock exchange or Nasdaq; (ii) cause or seek to persuade any director, officer, employee, customer, client, account, agent or supplier of, or consultant or independent contractor to, the Company, or others with whom the Company has a business relationship (collectively "Business Associates"), to discontinue or materially modify the status, employment or relationship of such person or entity with the Company, or to become employed in any activity similar to or competitive with the activities of the Company; (iii) cause or seek to persuade any prospective customer, client, account or other Business Associate of the Company (which at or about the date of cessation of the Employee's employment with the Company was then actively being solicited by the Company) to determine not to enter into a business relationship with the Company or to materially modify its contemplated business relationship; (iv) hire, retain or associate in a business relationship with, directly or indirectly, any director, officer or employee of the Company; or (v) solicit or cause or authorize to be solicited, or accept, for or on behalf of him or any third party, any business from, or the entering into of a business relationship with, (a) others who are, or were within one (l) year prior to the cessation of his employment with the Company, a customer, client, account or other Business Associate of the Company, or (b) any prospective customer, client, account or other Business Associate of the Company which at or about the date of such cessation was then actively being solicited by the Company. The foregoing restrictions set forth in this Paragraph 7.1 shall apply likewise during the Term.

     7.2 The Employee agrees to disclose promptly in writing to the Board of Directors of the Company all ideas, processes, methods, devices, business concepts, inventions, improvements, discoveries, know-how and other creative achievements (hereinafter referred to collectively as "discoveries"), whether or not the same or any part thereof is capable of being patented, trademarked, copyrighted, or otherwise protected, which the Employee, while employed by the Company, conceives, makes, develops, acquires or reduces to practice, whether acting alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests, or are used or usable by the Company, or arise out of or in connection with the duties performed by the Employee. The Employee hereby transfers and assigns to the Company all right, title and interest in and to such discoveries (whether conceived, made, developed, acquired or reduced to practice on or prior to the date hereof or hereafter during his employment with the Company), including any and all domestic and foreign copyrights and patent and trademark rights therein and any renewals thereof. On request of the Company, the Employee will, without any additional compensation, from time to time during, and after the expiration or termination of, the Term, execute such further instruments (including, without limitation, applications for copyrights, patents, trademarks and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its right in respect of such discoveries. All expenses of filing or prosecuting any patent, trademark or copyright application shall be borne by the Company, but the Employee shall cooperate in filing and/or prosecuting any such application.

     7.3 (a) The Employee represents that he has been informed that it is the policy of the Company to maintain as secret all confidential information relating to the Company, including, without limitation, any and all knowledge or information with respect to secret or confidential methods, processes, plans, materials, customer lists or data, or with respect to any other confidential or secret aspect of the Company's activities, and further acknowledges that such confidential information is of great value to the Company. The Employee recognizes that, by reason of his employment with the Company, he will acquire confidential information as aforesaid. The Employee confirms that it is reasonably necessary to protect the Company's goodwill, and, accordingly, hereby agrees that he will not, directly or indirectly (except where authorized by the Board of Directors of the Company), at any time during the term of this Agreement or thereafter divulge to any person, firm or other entity, or use, or cause or authorize any person, firm or other entity to use, any such confidential information.

     (b) The Employee agrees that he will not, at any time, remove from the Company's premises any drawings, notebooks, software, data or other confidential information relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company, except where necessary in the fulfillment of his duties hereunder.

     (c) The Employee agrees that, upon the expiration or termination of this Agreement or the termination of his employment with the Company for any reason whatsoever, he shall promptly deliver to the Company any and all drawings, notebooks, software, data and other documents and material, including all copies thereof, in his possession or under his control relating to any confidential information or discoveries, or which is otherwise the property of the Company.

     (d) For purposes hereof, the term "confidential information" shall mean all information given to the Employee, directly or indirectly, by the Company and all other information relating to the Company otherwise acquired by the Employee during the course of his employment with the Company (whether on or prior to the date hereof or hereafter), other than information which (i) was in the public domain at the time furnished to, or acquired by, the Employee, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Employee or others in violation of an agreement of confidentiality or nondisclosure.

     7.4 For purposes of this Paragraph 7, the term "Company" shall mean and include any and all subsidiaries and affiliates entities of the Company in existence from time to time.

8.   VACATIONS; LEAVE

     8.1 The Employee shall be entitled to an aggregate of four (4) weeks vacation time for each twelve (12) month period during the Term commencing on the date hereof, the time and duration thereof to be determined by mutual agreement between the Employee and the Board of Directors of the Company. Any vacation time not used by the end of the Term shall be forfeited without compensation. In addition, the Employee shall not be entitled to carry over or use any vacation time and/or sick or personal days that are unused as of the date hereof.

9.   PARTICIPATION IN EMPLOYEE BENEFIT PLANS; STOCK OPTIONS

     9.1 The Employee shall be accorded the right to participate in and receive benefits under and in accordance with the provisions of any pension, profit sharing, insurance, medical and dental insurance or reimbursement (with family coverage) or other plan or program of the Company either in existence as of the date hereof or hereafter adopted for the benefit generally of its executive employees.

     9.2 Concurrently with the execution hereof, pursuant to the Company's 1998 Stock Option Plan and a Stock Option Agreement of even date, the Company is granting to the Employee the right and option to purchase up to 1,000,000 Common Shares of the Company upon the terms set forth in the Stock Option Agreement.

10.  SERVICE AS OFFICER AND DIRECTOR

     10.1 During the Term, the Employee shall, if elected or appointed, serve as
(a) an officer of the Company, and/or any subsidiaries of the Company in existence or hereafter created or acquired and (b) a director of the Company and/or any such subsidiaries of the Company in existence or hereafter created or acquired, in each case without any additional compensation for such services.

11.  EARLIER TERMINATION

     11.1 The Employee's employment hereunder shall automatically terminate upon his death and may terminate at the option of the Company in the event of "cause" (as hereinafter provided).

     11.2 The Employee's employment may be terminated by the Company at any time during the Term upon written notice for "cause". As used in this Agreement, "cause" shall mean the Employee's commission of any act in the performance of his duties constituting common law fraud, a felony or other gross malfeasance of duty, the Employee's commission of any act involving moral turpitude, any material misrepresentation by the Employee (including, without limitation, a breach of any representation set forth in Paragraph 13.1 hereof, any breach of any material covenant on the Employee's part herein set forth, or the Employee's engagement in misconduct which is materially injurious to the Company or any of subsidiaries.

     11.3 Upon termination of the Employee's employment with the Company for cause, the Company shall have no further obligations to the Employee and the Employee shall be entitled to no further compensation from the Company, except for any pro-rata amounts due to the Employee at such date of termination, as provided for in Paragraph 4.2. In the event of the termination of the Employee's employment with the Company for cause, the amount to be paid to the Employee pursuant to this Paragraph 11.3 shall constitute the sole and exclusive remedy of the Employee, and the Employee shall not be entitled to any other or further compensation, rights or benefits hereunder or otherwise.

     11.4 In the event of the termination of the Employee's employment by the Company during the Term without "cause," as liquidated damages, the Employee shall be entitled to receive the compensation to which he would have been entitled until the expiration of the Term pursuant to Paragraph 4.2 hereof. Such compensation shall be payable to the Employee in accordance with the Company's standard payroll practices as if his employment had continued. The amount to be paid to the Employee pursuant to this Paragraph 11.4 shall constitute the sole and exclusive remedy of the Employee, and the Employee shall not be entitled to any other or further compensation, rights or benefits hereunder or otherwise.

12.  INJUNCTIVE RELIEF; REMEDIES

     12.1 The Employee acknowledges and agrees that, in the event he shall violate or threaten to violate any of the restrictions of Paragraph 3 or 7 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages.

     12.2 The Employee agrees further that the Company shall have the following additional rights and remedies:

          (i) The right and remedy to require the Employee to account for and pay over to the Company all profits derived or received by him as the result of any transactions constituting a breach of any of the provisions of Paragraph 7.1, and the Employee hereby agrees to account for and pay over such profits to the Company; and

          (ii) The right to recover attorneys' fees incurred in any action or proceeding in which it seeks to enforce its rights under Paragraph 7 hereof and is successful on any grounds.

     12.3 Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     12.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Paragraph 7.1 upon the courts of any jurisdiction within the geographical scope of such covenants (a "Jurisdiction"). In the event that the courts of any one or more of such Jurisdictions shall hold such covenants unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other Jurisdiction, as to breaches of such covenants in such other respective Jurisdictions, the above covenants as they relate to each Jurisdiction being, for this purpose, severable into diverse and independent covenants.

13.  NO RESTRICTIONS

     13.l The Employee hereby represents that neither the execution of this Agreement nor his performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Employee is a party, or by which he may be bound, or (b) violate any order, judgment, writ, injunction or decree applicable to the Employee. In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, the Employee shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or employing the Employee hereunder.

14.  ARBITRATION

     14.1 Except with regard to Paragraph 12.1 hereof and any other matters that are not a proper subject of arbitration, all disputes between the parties hereto concerning the performance, breach, construction or interpretation of this Agreement or any portion thereof, or in any manner arising out of this Agreement or the performance thereof, shall be submitted to binding arbitration, in accordance with the rules of the American Arbitration Association. The arbitration proceeding shall take place at a mutually agreeable location in Nassau County, New York or such other location as agreed to by the parties.

     14.2 The award rendered by the arbitrator shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the State of New York, with no right of appeal therefrom.

     14.3 Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrator and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion of the arbitrator (or a majority of the arbitrators if more than one), any claim or defense was unreasonable, the arbitrator(s) may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator(s) and the arbitration proceeding against the party raising such unreasonable claim or defense; provided, further, that, if the arbitration proceeding relates to the issue of "cause" for termination of employment, (a) if, in the opinion of a majority of the arbitrators, "cause" existed, the arbitrator(s) shall assess, as part of their award, all of the arbitration expenses of the Company (including reasonable attorneys' fees) and of the arbitrator(s) and the arbitration proceeding against the Employee or (b) if, in the opinion of a majority of the arbitrator(s), "cause" did not exist, the arbitrator(s) shall assess, as part of their award, all of the arbitration expenses of the Employee (including reasonable attorneys' fees) and of the arbitrator(s) and the arbitration proceeding against the Company.

15.  ASSIGNMENT

     15.1 This Agreement, as it relates to the employment of the Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated.

16.  NOTICES

     16.1 Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier or telecopier as follows:

                If to the Employee:

                P.O. Box 450
                Hewlett, New York  11557
                Telecopier Number: (516) 374-4484

                with a copy to:

                Lazer, Aptheker, Feldman, Rosella & Yedid, P.C.
                225 Old Country Road
                Melville, New York  11747
                Attention: Samuel Yedid, Esq.
                Telecopier Number: (631) 761-0014

                If to the Company:

                90 Merrick Avenue
                East Meadow, New York  11554
                Attention: Secretary
                Telecopier Number:  (516) 794-4529





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




                with a copy to:

                Certilman Balin Adler & Hyman, LLP
                90 Merrick Avenue
                East Meadow, New York 11554
                Attention:  Fred S. Skolnik, Esq.
                Telecopier Number:  (516) 296-7111

or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 16.1.

17.  GOVERNING LAW

     17.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

18.  WAIVER OF BREACH; PARTIAL INVALIDITY

     18.1 The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbitrators, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

19.  ENTIRE AGREEMENT

     19.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, only by a writing executed by the party sought to be charged. No amendment or waiver on the part of the Company shall be valid unless approved by its Board of Directors.

20.  COUNTERPARTS

     20.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.


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



21.  FACSIMILE SIGNATURES

     21.1 Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

22.  REPRESENTATION BY COUNSEL; INTERPRETATION

     22.1 The Employee acknowledges that he has been represented by counsel in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Employee. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

23.  HEADINGS

     23.1 The headings and captions under sections and paragraphs of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

      [Remainder of page intentionally left blank; Signature page follows]
       ------------------------------------------------------------------


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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year above written.

                                            DCAP GROUP, INC.


                                            By: /s/Morton L. Certilman
                                               ---------------------------------
                                               Morton L. Certilman, Secretary

                                            /s/ Barry Goldstein
                                            ------------------------------------
                                            Barry Goldstein




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